EXHIBIT 10.1

883138v1
                             SECURED PROMISSORY NOTE

                                                    Westfield, Massachusetts
$3,000,000.00                                             September __, 1999

FOR VALUE RECEIVED, Simione Central Holdings, Inc., a Delaware corporation, having a place of business at 6600 Powers Ferry Road, Atlanta Georgia, 30339 (hereinafter "Borrower"), does hereby promise to pay to the order of Mestek, Inc., a Pennsylvania corporation (hereinafter "Lender"), at its offices in Westfield, Massachusetts, or such other place as the holder hereof may designate, on or before the earlier of the closing of the Merger Agreement as defined in the Security Instrument defined below or January 31, 2000 (the "Maturity Date"), the principal sum of Three Million and 00/100 Dollars ($3,000,000.00), together with interest on the unpaid principal balance hereof at the then current prime rate of BankBoston, N.A., or any successor thereto, as established from time to time, plus two percentage points (2%). However, in the event the closing of the transactions described in the First Amendment to Agreement and Plan of Merger and Investment Agreement dated as of September 8, 1999 ("Amendment") does not occur on or before January 31, 2000, and such failure to close is not the result of a breach of the Amendment by Borrower, the Maturity Date shall be extended until the earlier to occur of (i) the actual date of the closing, or (ii) June 30, 2000. Interest shall commence on the date of this Note and shall be payable monthly in arrears on the first day of each month, commencing on the first day of the month immediately following the date of this Note, and continuing until all principal amounts due hereunder are paid in full. The Borrower shall have the right to prepay the principal amount of this Note in whole or in part at any time without penalty prior to the Maturity Date. Any partial prepayment shall not relieve the Borrower of the obligation to repay the entire principal amount hereunder as such amount falls due. All interest under this Note shall be computed on the basis of the actual number of days elapsed over an assumed year consisting of three hundred sixty (360) days. All payments hereunder shall be made in lawful money of the United States in immediately available funds.

Borrower, as maker, endorser, surety, guarantor, or in any other capacity, hereby: (i) waives diligence, presentment, demand, protest and notice of presentment, notice of protest and notice of dishonor of the debt evidenced by this Note and each and every other notice of every kind with respect to this Note; and (ii) agrees that the Lender or any other holder of this Note, at any time or times, without notice to or the consent of Borrower, may grant extensions of time without limit as to the number or the aggregate period of such extensions, for the payment of any principal and/or interest due hereunder and consents to any substitution, exchange or release of collateral, and to the addition or release of any other person who may at any time be or become primarily or secondarily liable for the repayment of the indebtedness evidenced by this Note. This Note is secured by, and is entitled to the benefits of that certain Security Agreement of even date herewith (the "Security Instrument"). The Security Instrument sets forth the terms whereby all indebtedness under this Note, as it may be amended or extended, is secured. The Security Instrument and all other instruments evidencing or securing the indebtedness hereunder are hereby made part of this Note and are deemed incorporated herein in full.

It shall be an event of default hereunder ("Event of Default") (i) if Borrower shall fail to make any payment of principal or interest hereunder when due, and not cured within five (5) days after delivery of notice, or (ii) if Borrower shall breach any representation or warranty, or default in the performance of any condition, covenant, obligation or agreement, contained in the Security Instrument, and such breach or default shall continue uncured for ten (10) calendar days, or (iii) if Borrower shall become insolvent or file or have filed against it a bankruptcy which is not stayed within sixty (60) days or be dissolved. If an Event of Default shall occur and remain uncured, then, or at any time thereafter, the entire unpaid principal amount of this Note, together with accrued interest thereon, shall at the election of the Lender, and without notice of such election, become immediately due and payable in full; and Lender may take such other actions as may be provided for in the Security Instrument or in this Note, or as may be available to Lender under applicable law.

The rights and remedies of the Lender as provided in this Note and in the Security Instrument shall be cumulative and concurrent, and may be pursued singly, successively, or together against Borrower, the collateral described in the Security Instrument, and any other funds, property or security of Borrower held by Lender. The delay or omission of Lender in exercising any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies, or of the right to exercise them from time to time and at any time at any later date.

No waiver of any default hereunder shall be deemed a waiver of any subsequent or continuing default nor shall any delay by the holder in enforcing any right hereunder be considered a waiver of such right. Borrower agrees to pay all costs of collection or enforcement of any amount due under this Note upon an Event of Default including reasonable attorneys' fees and disbursements whether suit is brought or not. In the event that any one or more provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Note may not be changed, modified or amended in any way other than by a writing signed by the party against whom such change, modification or amendment is sought.

Whenever used herein, the words "Borrower" and "Lender" shall be deemed to include their respective successors and assigns. Time is of the essence of this Note and of the payments and performances hereunder and under the Security Instrument. This Note is to be construed in all respects and enforced according to the laws of the State of Delaware.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE, AND CONSENTS TO PERSONAL JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN HAMPDEN COUNTY IN THE COMMONWEALTH OF MASSACHUSETTS.

EXECUTED UNDER SEAL BY BORROWER.

ATTEST:                             SIMIONE CENTRAL HOLDINGS, INC.



__________________________          By:      ___________________________
                                             Name:    __________________________
                                             Its:     __________________________